PROMISSORY NOTE

May 25, 2006

FOR VALUE RECEIVED, INNOFONE.COM, INCORPORATED, a Nevada corporation (“Innofone”), hereby promises to pay to the order of ____________________(the “Holder”), the principal sum of ___________________($___________) (the “Principal”) in equal monthly installments of $___________ beginning July 1, 2006. All amounts owing under this Note shall be paid by in lawful money of the United States of America in immediately available funds.

Payment.

(a) Innofone shall pay to the Holder on each of the twelve (12) consecutive monthly anniversaries beginning July 1, 2006, the sum of $__________.

(b) Innofone may, at its option, prepay the principal of this Note, in whole or in part, without payment of any premium or penalty, by giving written notice thereof to the Holder at least one (1) day prior to the date selected for prepayment.

Attorneys Fees and Court Costs. If this Note shall be collected by legal proceedings or through any court or shall be referred to an attorney because of any default, Innofone agrees to pay all attorney’s fees, disbursements and court costs incurred by the Holder.

Event of Default. If any of the following events, acts or circumstances shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be affected by operation of law or otherwise) it shall be considered an Event of Default:

(a) If Innofone shall fail to make payment required under this Note within five (5) Business Days of its due date; or

(b) The entry of a decree or order by a court having jurisdiction adjudging Innofone a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Innofone, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) days; or the commencement by Innofone of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by Innofone to the institution of bankruptcy or insolvency proceedings against it, or the filing by Innofone of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by Innofone to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Borrower or of any substantial part of the property of Innofone, or the making by Innofone of an assignment for the benefit of creditors, or the admission by Innofone in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Innofone in furtherance of any such action.

Rights of Holder upon Default. Upon the occurrence and during the continuation of any Event of Default, immediately and without notice, all outstanding principal payable by the Innofone hereunder plus ten percent (10%) of such amount shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

Governing Law. This Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of the State of New York without regard to principles of conflict of laws.

No Presentment, Demand or Notice Required. Innofone waives presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agrees to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after the date payment is demanded hereunder. Additionally, the undersigned's obligations hereunder shall be absolute and unconditional, and shall not be subject to any counterclaim, setoff, deduction or defense the undersigned may have.

Headings Descriptive. The headings of the several paragraphs and subparagraphs of this Note are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Note.

Waiver of Trial by Jury. INNOFONE HEREBY, KNOWINGLY, UNCONDITIONALLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY, TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION THEREWITH. INNOFONE, ALSO WAIVES, IN ANY SUCH LITIGATION, THE ASSERTION OF ANY AFFIRMATIVE DEFENSES, SETOFFS, COUNTERCLAIMS, ANY OBJECTION TO SUCH ACTION BEING BROUGHT BY WAY OF MOTION FOR SUMMARY JUDGMENT IN LIEU OF COMPLAINT (OR SIMILAR ACCELERATED METHOD), AND THE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, AND AGREES THAT SERVICE OF ANY SUCH PROCESS MAY BE MADE BY CERTIFIED MAIL DIRECTED TO INNOFONE AT INNOFONE'S ADDRESS AS SET FORTH IN THIS NOTE. FURTHER, INNOFONE CERTIFIES THAT NO REPRESENTATIVE OF KEVIN, OR COUNSEL TO KEVIN, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT KEVIN WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. INNOFONE HEREBY ACKNOWLEDGES THAT KEVIN HAS BEEN INDUCED TO ACCEPT THIS NOTE BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

IN WITNESS WHEREOF, Innofone has executed this Note as of the date first set forth above.

Innofone.com, Incorporated

By: /s/ Alex Lightman
Alex Lightman, Chief Executive Officer and President